UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2011

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2011, the Board of Directors of CryoLife, Inc. (“CryoLife” or the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, amended the Bylaws of the Company, effective July 26, 2011.  The amendment affects Sections 1 and 4 of Article XIV, which relate to shareholder proposals relating to director nominations and elections and shareholder proposals relating to business other than director nominations and elections, respectively.  Prior to the amendment, a shareholder or Shareholder Associated Person, as defined in the Bylaws, submitting a proposal was required to notify the Company and deliver proxy solicitation materials to the Company if it delivered or planned to deliver a proxy statement and form of proxy to shareholders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees or to carry the proposal, as the case may be.  As amended, the Bylaws now provide that a shareholder or Shareholder Associated Person submitting a proposal must notify the Company and deliver proxy solicitation materials to the Company if it delivers or plans to deliver a proxy statement and form of proxy to holders of 25% or more of the Company’s outstanding voting shares to elect such nominee or nominees or to carry the proposal, as the case may be.

The amended and restated Bylaws of the Company are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Section 9     Financial Statements and Exhibits.
Item 9.01(d) Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

3.1	Bylaws of CryoLife, Inc., as amended and restated on July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: July 27, 2011	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer